Exhibit 10.1

COMPENSATION PLAN AGREEMENT

THIS COMPENSATION PLAN AGREEMENT (this “Agreement”) dated as of September 20, 2018 is between Acxiom Corporation, a Delaware corporation (“Acxiom”) (which will be the surviving entity following the merger at the Effective Time (as defined herein), in which High Garden Merger Sub, Inc., a Delaware corporation (“MergerSub”) will be merged with and into Acxiom) and Acxiom Holdings, Inc., a Delaware corporation (“Holdco”). All capitalized terms used in this Agreement and not defined herein have the respective meanings ascribed to them in the Agreement and Plan of Merger, dated as of September 20, 2018 (the “Merger Agreement”), by and among Acxiom, Holdco and MergerSub.

RECITALS

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, MergerSub will be merged with and into Acxiom, with Acxiom continuing as the surviving entity in such merger and each outstanding share of capital stock of Acxiom (“Acxiom Stock”) will be converted into one share of capital stock of Holdco (“Holdco Stock”) of the same class and with the same rights and privileges relative to Holdco that such share had relative to Acxiom prior to the merger (the “Reorganization”);

WHEREAS, in connection with the Reorganization, (A) Acxiom will transfer (including sponsorship of) to Holdco, and Holdco will assume (including sponsorship of), Acxiom’s equity compensation plans listed in Exhibit A and any other equity incentive plans sponsored or maintained by the Company and any amendments, subplans, appendices or addendums thereto (the “Acxiom Equity Compensation Plans”) and all obligations of Acxiom pursuant to each stock option to purchase a share of Acxiom Stock (an “Acxiom Option”) and each right to acquire or vest in a share of Acxiom Stock (an “Acxiom Stock Unit” and each of an Acxiom Option and an Acxiom Stock Unit, a “Acxiom Equity Award”) that is outstanding immediately prior to the Effective Time and (i) issued under the Acxiom Equity Compensation Plans and underlying grant agreements or (ii) granted by Acxiom pursuant to a grant agreement outside of the Acxiom Equity Compensation Plans and underlying agreements (each such grant agreement, whether under an Acxiom Equity Compensation Plan or not, an “Acxiom Equity Award Grant Agreement” and such grant agreements together with the Acxiom Equity Compensation Plans, the “Acxiom Equity Compensation Plans and Agreements”), all upon the terms and subject to the conditions set forth in the Merger Agreement and this Agreement, and (B) each such Acxiom Equity Award will be converted into (A) with respect to each Acxiom Stock Unit, a right to acquire or vest in a share of Holdco Stock or (B) with respect to a Acxiom Option, an option to purchase a share of Holdco Stock at an exercise price per share equal to the exercise price per share of Acxiom Stock subject to such Acxiom Option immediately prior to the Effective Time;

WHEREAS, Acxiom maintains the deferred compensation, cash incentive and severance plans listed in Exhibit B and any amendments, subplans, appendices or addendums thereto (the “Acxiom Cash Compensation and Severance Plans”);

WHEREAS, Acxiom maintains the employee welfare, retirement and fringe benefit plans listed in Exhibit C and any amendments, subplans, appendices or addendums thereto (the “Acxiom Benefit Plans”);

WHEREAS, the Board of Directors of Acxiom has determined that it is in the best interests of Acxiom for Acxiom to enter into this Agreement;

WHEREAS, the Board of Directors of Holdco has determined that it is in the best interests of Holdco and its shareholders for Holdco to enter into this Agreement;

WHEREAS, the Board of Directors of Acxiom and the Board of Directors of Holdco have determined that the Reorganization does not constitute a “Change in Control” under the Acxiom Equity Compensation Plans and Agreements or the Acxiom Equity Awards, as such term is defined therein.

NOW, THEREFORE, for good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, Acxiom and Holdco hereby agree as follows:

I.

EQUITY PLANS AND AWARDS

1. Subject to and as of the Effective Time, Holdco will assume and will perform, from and after the Effective Time, all of the obligations of Acxiom pursuant to the Acxiom Equity Compensation Plans and Agreements.

2. Subject to and as of the Effective Time, (a) Holdco will assume each Acxiom Equity Award that is outstanding and unexercised, unvested and not yet paid or payable immediately prior to the Effective Time (i) issued under the Acxiom Equity Compensation Plans or (ii) granted by Acxiom outside of the Acxiom Equity Compensation Plans and (b) each such Acxiom Equity Award shall be converted into (A) with respect to each Acxiom Stock Unit, a right to acquire or vest in, on otherwise the same terms and conditions as were applicable under the applicable Acxiom Equity Compensation Plan and/or Acxiom Equity Award Grant Agreement (as modified herein), a share of Holdco Stock with the same rights and privileges applicable to the share of Acxiom Stock subject to such Acxiom Stock Unit immediately prior to the Effective Time and (B) with respect to a Acxiom Option, an option to purchase, on otherwise the same terms and conditions as were applicable under the applicable Acxiom Equity Compensation Plan and/or Acxiom Equity Award Grant Agreement (as modified herein), a share of Holdco Stock with the same rights and privileges applicable to the share of Acxiom Stock subject to such Acxiom Option immediately prior to the Effective Time, at an exercise price per share equal to the exercise price per share of Acxiom Stock subject to such Acxiom Option immediately prior to the Effective Time. All Acxiom Options shall be adjusted and converted in accordance with the requirements of Section 424 of the United States Internal Revenue Code of 1986, as amended, and regulations thereunder.

3. At the Effective Time, the Acxiom Equity Awards, the Acxiom Equity Compensation Plans and Agreements and any provision of any other compensatory plan, agreement or arrangement providing for the grant or issuance of Acxiom Stock shall each be automatically deemed to be amended, to the extent necessary or appropriate, to provide that references to Acxiom in such awards, documents and provisions shall be read to refer to Holdco (including with respect to any performance-based vesting conditions referring to Acxiom’s performance) and references to Acxiom Stock in such awards, documents and provisions shall be read to refer to Holdco Stock. Holdco and Acxiom agree to (i) prepare and execute all amendments to the Acxiom Equity Compensation Plans and Agreements, Acxiom Equity Awards and other documents necessary to effectuate Holdco’s assumption of the Acxiom Equity Compensation Plans and Agreements and outstanding Acxiom Equity Awards, (ii) provide notice of the assumption to holders of such Acxiom Equity Awards, and (iii) submit any required filings with the Securities and Exchange Commission in connection with same.

4. On or prior to the Effective Time, Holdco shall reserve sufficient shares of Holdco Stock to provide for the issuance of Holdco Stock to satisfy Holdco’s obligations under this Agreement with respect to the Acxiom Equity Compensation Plans and Agreements and Acxiom Equity Awards.

5. Acxiom and Holdco agree that the Reorganization does not constitute a “Change in Control” under the Acxiom Equity Compensation Plans and Agreements or the Acxiom Equity Awards, as such term is defined therein, or any other type of acquisition-type transaction by an outside party.

II.

CASH COMPENSATION AND SEVERANCE PLANS

1. Subject to and as of the Effective Time, Holdco will assume and will perform, from and after the Effective Time, all of the obligations of Acxiom pursuant to the Acxiom Cash Compensation and Severance Plans, noting that no assets of Holdco shall be held in any way as collateral security for the fulfilling of the obligations of Holdco, any and all of Holdco’s assets shall be, and remain, the general unpledged, unrestricted assets of Holdco, subject to the claims of Holdco’s general creditors and that Holdco’s obligation as to the Acxiom Cash Compensation and Severance Plans shall be merely that of an unfunded and unsecured promise of Holdco to pay or provide money or other benefits in the future or under the conditions specified in the Acxiom Cash Compensation and Severance Plans, and the rights of any participants or beneficiaries of the Acxiom Cash Compensation and Severance Plans shall be no greater than those of unsecured general creditors of Holdco.

2. At the Effective Time, the Acxiom Cash Compensation and Severance Plans shall be automatically deemed to be amended, to the extent necessary or appropriate, to provide that references to Acxiom shall be read to refer to Holdco. Holdco and Acxiom agree to prepare and execute all amendments to the Acxiom Cash Compensation and Severance Plans and other documents necessary to effectuate Holdco’s assumption of the Acxiom Cash Compensation and Severance Plans.

III.

BENEFIT PLANS

1. Subject to and as of the Effective Time, Holdco will assume and will perform, from and after the Effective Time, all of the obligations of Acxiom pursuant to the Acxiom Benefit Plans.

2. At the Effective Time, the Acxiom Benefit Plans shall be automatically deemed to be amended, to the extent necessary or appropriate, to provide that references to Acxiom shall be read to refer to Holdco. Holdco and Acxiom agree to prepare and execute all amendments to the Acxiom Benefit Plans and other documents necessary to effectuate Holdco’s assumption of the Acxiom Benefit Plans.

IV

MISCELLANEOUS

1. Each of Acxiom and Holdco will, from time to time and at all times hereafter, upon every reasonable request to do so by any other party hereto, make, do, execute and deliver, or cause to be made, done, executed and delivered, all such further acts, deeds, assurances and things as may be reasonably required or necessary in order to further implement and carry out the intent and purpose of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Compensation Plan Agreement as of the date first written above.

ACXIOM CORPORATION a Delaware corporation

By:	/s/ Jerry C. Jones
Name: Jerry C. Jones
Title: EVP, Chief Ethics and Legal Officer

ACXIOM HOLDINGS, INC. a Delaware corporation

By:	/s/ Jerry C. Jones
Name: Jerry C. Jones
Title: EVP, Chief Ethics and Legal Officer

Exhibit A

Equity Plans

•	The Amended and Restated 2005 Equity Compensation Plan of Acxiom Corporation

•	The LiveRamp, Inc. 2006 Equity Incentive Plan

•	The Pippio, Inc. 2014 Equity Incentive Plan

•	The Arbor Equity Compensation Plan

•	The Solve Media, Inc. 2009 Stock Plan

•	The Circulate Equity Compensation Plan,

•	The Amended and Restated Key Associate Stock Option Plan of Acxiom Corporation

•	The 2011 Nonqualified Equity Compensation Plan

•	The 2005 Stock Purchase Plan of Acxiom Corporation

•	The Pacific Data Partners LLC 2018 Equity Compensation Plan

•	The Anniversary Grant Program

•	Key Employee Consideration Holdback Agreement between Acxiom Corporation and John Graettinger (which Acxiom and Holdco interpret to permit assumption by Holdco due to its status as a successor)

•	Key Employee Consideration Holdback Agreement between Acxiom Corporation and David Yaffe (which Acxiom and Holdco interpret to permit assumption by Holdco due to its status as a successor)

•	Key Employee Consideration Holdback Agreement between Acxiom Corporation and Nikhil Dixit (which Acxiom and Holdco interpret to permit assumption by Holdco due to its status as a successor)

Exhibit B

Acxiom Cash Compensation and Severance Plans

•	The Acxiom Corporation Non-Qualified Deferral Plan

•	The Acxiom Corporation Non-Qualified Matching Contribution Plan

•	The Amended and Restated 2010 Executive Cash Incentive Plan of Acxiom Corporation

•	The Acxiom Corporation Amended and Restated 2010 Executive Officer Severance Policy

•	The Acxiom Corporation 2010 Senior Vice President and Special Situation Associate Severance Policy

•	The Acxiom Corporation Severance Pay Plan as amended and restated effective April 23, 2018

Exhibit C

Acxiom Benefit Plans

•	The Acxiom Corporation Retirement Savings Plan

•	Acxiom Corporation Cash Incentive Plan (FY 2019)

•	Acxiom Corporation Group Health Plan, updated April 2018

•	Acxiom Corporation Cafeteria Plan, amended and restated January 1, 2013, amended March 27, 2018

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Acxiom Medical Plans and Wellness Program: Choice Plus Basic with Health Savings Account; Choice Plus Enhanced with Health Savings Account; and Options PPO, CIGNA Ex-Patriate Medical/Dental Insurance Plan, Kaiser HMO

•	Acxiom Dental Plans: Delta Dental PPO Plus Premier Dental Insurance Policy and Delta Care U.S.A. (IL-DMO AND CA-DMO)

•	Acxiom Vision Plan: VSP Vision Care

•	MetLife Term Life Insurance, Supplemental Life Insurance, Dependent Life Insurance, Accidental Death and Dismemberment Insurance, Voluntary Accidental Death and Dismemberment Insurance Policies

•	Liberty Life Assurance Company of Boston Group Disability Income Policy, New York State Disability Policy, and Employee Assistance Program

•	Voya Financial Critical Illness and Accident Coverage

•	Voya Stop Loss Insurance Plan

•	Health and Dependent Flexible Spending Accounts

•	Acxiom Short Term Disability Plan

•	Commuter Pre-tax Transit Benefit Plan (payroll deduct)

•	Educational Assistance Plan

•	Student Loan Genius

•	Fitness Reimbursement Program

•	Conway Regional Health and Fitness Center (payroll deduct)

•	Company-Paid Holidays Policy

•	Paid Days Off Policy

•	Adoption Leave of Absence Policy

•	Bereavement Leave of Absence Policy

•	Compassion Leave Program Policy

•	Family Medical Leave Act Policy

•	Short Term Disability and Long-Term Disability Policy

•	Military Leave of Absence

•	Personal Leave of Absence

•	Voting Leave Policy

•	Jury Duty Policy

•	Parental Leave of Absence Policy

•	Sabbatical Leave Policy

•	Volunteer Time Off Policy

•	Adoption Assistance Policy

•	Homebased Internet Reimbursement Policy

•	Relocation Policy

•	Cell Phone Allowance Policy